SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act OF 1934

Date of Report: November 12, 2002
(Date of earliest event reported)

CHEROKEE INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6835 Valjean Avenue
Van Nuys, California 91406

(Address of Principal Executive Offices, including Zip Code)

(818) 908-9868
(Registrant’s telephone number, including area code)

Item 5.

Cherokee Inc. announced today that the arbitration panel in the Cherokee-Mossimo arbitration issued its interim award on November 11, 2002, in Cherokee’s favor. The arbitration panel ruled in its interim award that Cherokee shall recover from Mossimo, Inc. the finder’s fee that it is entitled to receive pursuant to its finder’s agreement with Mossimo as well as its attorneys’ fees, costs and interest. Cherokee anticipates that the award may become final within the next three to six weeks; however, at this time it is not clear whether Mossimo intends to take any further action to contest the interim award, and has announced that they disagree with the result and are reviewing their options.

ITEM 7.    Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 12, 2002

ITEM 9.    Registration FD Disclosure.

On November 12, Cherokee Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Date: November 12, 2002	By:	/s/ KYLE B. WESCOAT
Name: Kyle B. Wescoat
Title: Chief Financial Officer